UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    Point.360
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             California                                 95-4272619
--------------------------------------    --------------------------------------
   (State or Other Jurisdiction)           (IRS Employer Identification no.)

     2777 North Ontario Street
           Burbank, CA                                    91504
--------------------------------------    --------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: | |

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: |x|


Securities Act registration statement file number to which this form relates:
333-
     ---------------------------------
           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
--------------------------------------    --------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Series A Junior
                  Participating Preferred Stock Purchase Rights

                                (Title of Class)

ITEM 1. Description of Registrant's Securities to be Registered.

        On November 17, 2004, Point.360 (the "Company") filed a Form 8-A (the "Form 8-A") for registration under Section 12(g) of the Securities Exchange Act of 1934 of the Company's Series A Junior Participating Stock Purchase Rights (the "Rights"). The Form 8-A is incorporated herein by reference.

        The Rights were issued pursuant to a Rights Agreement dated November 17, 2004 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company (the "Rights Agent"). This Amendment to the Form 8-A is being filed by the Company for the purpose of disclosing that, on December 28, 2004, the Company and the Rights Agent executed an Amended and Restated Rights Agreement dated as of November 17, 2004 (the "Amended Rights Agreement"). The Amended Rights Agreement amends and restates in full the Rights Agreement. Pursuant to the Amended Rights Agreement, Sections 3, 5 and 6 of the Certificate of Determination that is attached as Exhibit A to the Rights Agreement were amended to set forth several changes in the relative rights, preferences and limitations of the Series A Junior Participating Preferrred Stock.

        A copy of the Amended Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated December 29, 2004. A copy of the Amended Rights Agreement is available free of charge from the Company. This summary of the Rights and the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Rights Agreement, which is incorporated herein by reference.


ITEM 2. Exhibits.

   1. Amended and Restated Rights Agreement, dated as of November 17, 2004, between Point.360 and American Stock Transfer and Trust Company, which includes as Exhibit A the form of Certificate of Determination of Point.360, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on December 29, 2004).


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          POINT.360

                                          By:  /s/ Alan R. Steel
                                               ---------------------------------
                                          Name:    Alan R. Steel
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

                                          Date: December 29, 2004